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                                                               Exhibit 99.(a)(6)

                            CERTIFICATE OF CORRECTION
                                       TO
                              ARTICLES OF AMENDMENT
                                       OF
                      DEAN WITTER EUROPEAN GROWTH FUND INC.
                            (A MARYLAND CORPORATION)
                                    NOW NAMED
                    MORGAN STANLEY EUROPEAN GROWTH FUND INC.
                            (A MARYLAND CORPORATION)

     DEAN WITTER EUROPEAN GROWTH FUND INC. (NOW NAMED, MORGAN STANLEY EUROPEAN GROWTH FUND INC.), a Maryland corporation (the "Corporation"), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland (the "Department") that:

     FIRST: On July 28, 1997 at 1:22 p.m. the Corporation filed with the Department Articles of Amendment dated July 28, 1997 (the "Articles Supplementary") to the Charter of the Corporation, and the Articles of Amendment require correction as permitted by Section 1-207 of the Corporations and Associations Article of the Annotated Code of Maryland.

     SECOND: (A) Article FIRST of the Articles of Amendment, as previously filed and to be corrected hereby, reads as follows:

          FIRST: THE CHARTER OF THE CORPORATION IS HEREBY AMENDED TO PROVIDE AS
     FOLLOWS:

               THE NAME AND DESIGNATION OF THE SHARES OF CAPITAL STOCK ISSUED PRIOR TO JULY 28, 1997 IS CHANGED TO BE THE CLASS B SHARES OF CAPITAL STOCK.

     (B) Article FIRST of the Articles of Amendment, as corrected hereby, are as follows:

          FIRST: THE CHARTER OF THE CORPORATION IS HEREBY AMENDED TO PROVIDE AS
     FOLLOWS:

               THE NAME AND DESIGNATION OF ALL 200,000,000 AUTHORIZED SHARES OF CAPITAL STOCK OF THE CORPORATION (INCLUDING ALL SHARES ISSUED PRIOR TO JULY 28, 1997) ARE CHANGED TO BE THE CLASS B SHARES OF COMMON STOCK.

     (C) The inaccuracies or defects contained in Article FIRST of the Articles of Amendment, as previously filed, are that language giving the name and designation of the capital stock did not clearly indicate that the change applied to all authorized shares of capital stock.

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     IN WITNESS WHEREOF, DEAN WITTER EUROPEAN GROWTH FUND INC. (NOW NAMED,
MORGAN STANLEY EUROPEAN GROWTH FUND INC.) has caused this Certificate of Correction to be signed in its name and on its behalf by its Vice President and witnessed by its Assistant Secretary on December 29, 2003.

WITNESS:                                     DEAN WITTER EUROPEAN GROWTH
                                             FUND INC.
                                             (NOW NAMED, MORGAN STANLEY
/s/Sheldon Winicour                          EUROPEAN GROWTH FUND INC.)
---------------------------------------
Sheldon Winicour, Assistant Secretary

                                             By: /s/Barry Fink
                                                 ----------------------------
                                                 Barry Fink, Vice President


     THE UNDERSIGNED, Vice President of DEAN WITTER EUROPEAN GROWTH FUND INC. (NOW NAMED, MORGAN STANLEY EUROPEAN GROWTH FUND INC.), with respect to the foregoing Certificate of Correction of which this certificate is made a part, hereby acknowledges, in the name and on behalf of the Corporation, the foregoing Certificate of Correction to be the act of the Corporation and further certifies that, to the best of his or her knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects, under the penalties of perjury.


                                                  /s/Barry Fink
                                                  ----------------------------
                                                  Barry Fink, Vice President

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